UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15 (d)

of the Securities Act of 1934

Date of Report (Date of earliest event reported) May 16, 2013

CHUGACH ELECTRIC ASSOCIATION, INC.

(Exact name of registrant as specified in its charter)

Alaska	33-42125	92-0014224
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

5601 Electron Drive, Anchorage, Alaska	99518
(Address of Principal’s Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (907) 563-7494

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 5 – Corporate Governance and Management

Item 5.03 – Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year

Chugach Electric Association’s annual membership meeting was held on May 16, 2013. One new board member was elected, while one current board member was re-elected. Total number of members of record was 68,317. Out of 8,407 ballots cast, new board member David Gillespie received 4,272 votes, while current board member Susan Reeves received 5,315 votes. Their terms expire in May of 2016. Directors Janet Reiser, Susan Reeves, Sisi Cooper and Jim Henderson were elected by the sitting board as Chair, Vice Chair, Treasurer and Secretary, respectively.

There was one proposed bylaw amendment before the membership. The proposal authorized extending the board term limit from a three-year term to a four-year term, not to exceed three consecutive terms, beginning in 2014. The proposal also amended the staggering of director terms, so that nearly as possible, an equal number of directors are elected each year. The proposal passed.

Item 9.01 – Financial Statements and Exhibits

Exhibit No.	Description

3.2	Bylaws, as amended May 16, 2013.

SIGNATURES

Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date: May 20, 2013	CHUGACH ELECTRIC ASSOCIATION, INC.

	By:	/s/ Bradley W. Evans
Bradley W. Evans
Chief Executive Officer